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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 25, 1996

                         Commission file number 0-26980

                            ARV ASSISTED LIVING, INC.
             (Exact name of Registrant as specified in its charter)


                     CALIFORNIA                           33-0160968
           (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

               245 FISCHER AVENUE, D-1
                   COSTA MESA, CA                            92626
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)             (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 751-7400

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

OFFER TO PURCHASE LIMITED PARTNERSHIP UNITS OF SENIOR INCOME FUND, L.P.

On November 25, 1996, ARV Assisted Living, Inc., a California corporation, announced that its wholly-owned subsidiary LAVRA, Inc., a Delaware corporation (the "Purchaser") amended its offer to purchase limited partnership units (the "Units") of Senior Income Fund, L.P., a Delaware limited partnership (the "Partnership"), upon the terms and conditions set forth in the Offer to Purchase dated November 8, 1996 (the "Offer to Purchase"). Previously the Purchaser had offered to purchase up to 2,027,550 Units, representing 42% of the outstanding limited partnership units, at a net cash price of $5.00 per Unit, less the amount of distributions made by the Partnership from the date of the Offer until the date on which tendered Units were purchased. As amended, the Purchaser offers to purchase up to 2,462,025 Units, representing 51% of the outstanding limited partnership units, at a net cash price of $6.50 per Unit (the "Purchase Price"), less the amount of distributions made by the Partnership (if any) from the date of the Offer until the date on which tendered Units are purchased.

The Purchaser will acquire up to 2,462,025 Units validly tendered and not withdrawn prior to the new expiration date of the Offer at 12:00 midnight, New York time on Friday, December 13, 1996 (unless extended).
The Offer is not subject to the Purchaser obtaining financing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

No financial statements are attached.

Exhibit 99.1 Supplement to the Senior Income Fund L.P. Tender Offer dated November 25, 1996.
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARV Assisted Living, Inc.


  By:             /s/ Patrick M. Donovan
                  -------------------------
                  Patrick M. Donovan
                  Vice President, Finance
                  (Duly authorized officer)

Date: December 6, 1996